Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Full Year 2015 Diluted EPS of $19.79, or $19.60 as adjusted

Fourth Quarter 2015 Diluted EPS of $5.11, or $4.75 as adjusted

BlackRock Board of Directors Approves 5% Increase in Quarterly Dividend Per Share to $2.29

•	$54 billion of quarterly long-term net inflows, third-highest flow quarter on record, reflect resilience of differentiated business model

•	$152 billion of 2015 long-term net inflows across both active and index & iShares demonstrate strength of diverse platform

•	3% revenue growth and 4% operating income growth (3% as adjusted) for 2015, as organic growth and improved alpha-generation more than offset impact of market and foreign exchange volatility

•	3% diluted EPS growth (1% as adjusted) for full year, which included impact of a higher effective tax rate in 2015

•	Returned $2.6 billion to shareholders in 2015, including $1.5 billion of dividends and $1.1 billion of share repurchases

•	5% increase in quarterly cash dividend to $2.29 per share of common stock, payable March 23, 2016, to shareholders of record at the close of business on March 7, 2016

FINANCIAL RESULTS

(in millions, except per share data)	Q4 2015	Q4 2014	Change		Q3 2015	Change		Full Year
								2015	2014	Change
AUM	$4,645,412	$4,651,895	0%		$4,505,721	3%		$4,645,412	$4,651,895	0%
GAAP basis:
Revenue	$2,863	$2,784	3%		$2,910	(2%)		$11,401	$11,081	3%
Operating income	$1,137	$1,144	(1%)		$1,222	(7%)		$4,664	$4,474	4%
Operating margin	39.7%	41.1%	(140	bps)	42.0%	(230	bps)	40.9%	40.4%	50	bps
Net income(1)	$861	$813	6%		$843	2%		$3,345	$3,294	2%
Diluted EPS	$5.11	$4.77	7%		$5.00	2%		$19.79	$19.25	3%
Weighted average diluted shares	168.6	170.4	(1%)		168.7	0%		169.0	171.1	(1%)
As Adjusted:
Operating income(2)	$1,143	$1,154	(1%)		$1,227	(7%)		$4,695	$4,563	3%
Operating margin(2)	41.6%	43.6%	(200	bps)	43.9%	(230	bps)	42.9%	42.9%	0	bps
Net income(1) (2)	$801	$821	(2%)		$844	(5%)		$3,313	$3,310	0%
Diluted EPS(2)	$4.75	$4.82	(1%)		$5.00	(5%)		$19.60	$19.34	1%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 12 through 14 for more information on as adjusted items and the reconciliation to GAAP.

New York, January 15, 2016 — BlackRock, Inc. (NYSE:BLK) today reported financial results for the three months and year ended December 31, 2015.

“Our full year 2015 results once again demonstrate that in times of global macro-uncertainty and market volatility, BlackRock’s diverse business model can generate strong and consistent financial results,” commented Laurence D. Fink, Chairman and CEO of BlackRock.

“Annual long-term net inflows of $152 billion, representing 4% organic asset growth, drove year-over-year increases in revenue, operating income and earnings per share, and reflected positive flows across the breadth of our active and index & iShares platform, including flows of more than $1 billion into 65 distinct Retail and iShares funds.

“BlackRock is differentiated by its ability to provide active and index strategies, alternative investments, factor-based and hybrid client solutions through a single platform. These broad-based capabilities, supported by consistent investment performance and Aladdin risk management and technology, uniquely position BlackRock to help our clients solve their increasingly complex investment challenges and build upon our position as an industry thought leader.

“In 2015, consistent alpha generation at BlackRock drove both retail and institutional client engagement across our active platform, generating $61 billion of active net inflows. At December 31, 2015, 91% of our active taxable fixed income assets and 90% of our scientific active equity assets were above benchmark or peer median for the 3-year period and we continue to improve our fundamental active equity performance with 76% of fundamental active equity assets above benchmark or peer median for the 1-year period.

“BlackRock’s iShares franchise generated $130 billion of net inflows during the year and captured the #1 share of flows globally, in the US and in Europe in 2015. iShares led the industry with $50 billion in fixed income ETF flows, as clients increasingly recognize that the benefits of ETFs – including liquidity, low cost and tax efficiency – apply to fixed income products just as they do to equities.

“Anticipating change, and having the willingness and ability to adapt and invest for the future, is a crucial part of meeting our fiduciary commitment to our clients. Despite the volatile market environment, our financial resilience allowed us to make significant long-term investments in our business to position us for future growth. These investments included building out capabilities in alternatives, factor-based strategies, big data and retail technology, as well as in areas like infrastructure and impact investing, where we are working with our clients to create positive societal outcomes.

“BlackRock’s 2015 results reflect the strength of our differentiated business model and the ability of our team to execute in a challenging market environment. The leadership enhancements we announced earlier this week once again demonstrate the deliberate approach that BlackRock and its Board take to develop our talent – regularly evolving the organization to broaden the team’s experience, to anticipate the needs of clients and to position us for future growth. I want to thank all BlackRock employees for their unwavering dedication to creating better financial futures for our clients and continuing to create long-term value for our shareholders.”

RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q4 2015 Net flows	December 31, 2015 AUM	Q4 2015 Base Fees(1)	December 31, 2015 AUM % of Total	Q4 2015 Base Fees(1) % of Total
Retail	$6,983	$540,722	$820	13%	34%
iShares	60,223	1,092,561	828	25%	35%
Institutional:
Active	421	963,255	487	22%	21%
Index	(13,762)	1,738,777	236	40%	10%

Total institutional	(13,341)	2,702,032	723	62%	31%

Total long-term	$53,865	$4,335,315	$2,371	100%	100%

RESULTS BY PRODUCT TYPE

(in millions), (unaudited)	Q4 2015 Net flows	December 31, 2015 AUM	Q4 2015 Base Fees(1)	December 31, 2015 AUM % of Total	Q4 2015 Base Fees(1) % of Total
Equity	$53,465	$2,423,772	$1,248	55%	53%
Fixed income	158	1,422,368	623	33%	26%
Multi-asset	(222)	376,336	311	9%	13%
Alternatives	464	112,839	189	3%	8%

Total long-term	$53,865	$4,335,315	$2,371	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows of $54.0 billion and $1.6 billion in the Americas and Asia-Pacific, respectively, were partially offset by net outflows of $1.7 billion from clients in the EMEA region. At December 31, 2015, BlackRock managed 63% of its long-term AUM for investors in the Americas and 37% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the fourth quarter of 2015 is presented below.

•	Retail long-term net inflows of $7.0 billion included net inflows of $2.8 billion in the United States and $4.2 billion internationally. Net inflows were led by equity net inflows of $6.7 billion, paced by flows into international exposures and index mutual funds. Fixed income net inflows of $3.9 billion were driven by demand for unconstrained and core bond strategies. Multi-asset net outflows of $3.6 billion were primarily due to a large single-client transition out of mutual funds into a series of iShares® across asset classes.

•	iShares long-term net inflows of $60.2 billion were led by equity net inflows of $47.6 billion, reflecting demand for U.S. equities and broad developed market exposures. Fixed income net inflows of $11.9 billion included strong flows into core, high yield and investment grade corporate bond funds.

•

Institutional active long-term net inflows of $0.4 billion were driven by multi-asset net inflows of $3.0 billion, reflecting ongoing demand for solutions offerings and the LifePath® target-date suite. Alternatives net inflows totaled $0.5 billion, and in the fourth quarter of 2015, BlackRock raised an additional $1 billion in alternatives commitments, ending the quarter with total unfunded commitments of $11 billion. Fixed income net outflows of $3.4 billion were primarily from core strategies.

•	Institutional index long-term net outflows of $13.8 billion were primarily due to fixed income net outflows of $12.3 billion, linked to outflows from liability management strategies.

Cash management AUM increased 5% to $300.0 billion.

Advisory AUM ended the fourth quarter at $10.2 billion.

INVESTMENT PERFORMANCE AT DECEMBER 31, 2015(1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed AUM above benchmark or peer median
Taxable	69%	91%	92%
Tax-exempt	47%	55%	72%
Index AUM within or above applicable tolerance	94%	99%	99%

Equity:
Actively managed AUM above benchmark or peer median
Fundamental	76%	60%	71%
Scientific	65%	90%	95%
Index AUM within or above applicable tolerance	97%	96%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Friday, January 15, 2016 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 9862139). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Friday, January 15, 2016 and ending at midnight on Friday, January 29, 2016. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 9862139. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At December 31, 2015, BlackRock’s AUM was $4.645 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of December 31, 2015, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Three Months Ended December 31,			Three Months Ended September 30,
	2015	2014	Change	2015	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,460	$2,396	$64	$2,456	$4
Investment advisory performance fees	169	144	25	208	(39)
BlackRock Solutions and advisory	171	170	1	167	4
Distribution fees	11	16	(5)	14	(3)
Other revenue	52	58	(6)	65	(13)

Total revenue	2,863	2,784	79	2,910	(47)

Expense
Employee compensation and benefits	989	926	63	1,023	(34)
Distribution and servicing costs	103	96	7	102	1
Amortization of deferred sales commissions	11	13	(2)	12	(1)
Direct fund expense	189	183	6	198	(9)
General and administration	410	387	23	319	91
Amortization of intangible assets	24	35	(11)	34	(10)

Total expense	1,726	1,640	86	1,688	38

Operating income	1,137	1,144	(7)	1,222	(85)

Nonoperating income (expense)
Net gain (loss) on investments	1	(2)	3	4	(3)
Net gain (loss) on consolidated variable interest entities	56	(6)	62	(14)	70
Interest and dividend income	5	6	(1)	12	(7)
Interest expense	(51)	(58)	7	(50)	(1)

Total nonoperating income (expense)	11	(60)	71	(48)	59

Income before income taxes	1,148	1,084	64	1,174	(26)
Income tax expense	279	278	1	342	(63)

Net income	869	806	63	832	37
Less:
Net income (loss) attributable to noncontrolling interests	8	(7)	15	(11)	19

Net income attributable to BlackRock, Inc.	$861	$813	$48	$843	$18

Weighted-average common shares outstanding
Basic	165,826,808	167,197,844	(1,371,036)	166,045,291	(218,483)
Diluted	168,632,558	170,367,445	(1,734,887)	168,665,303	(32,745)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$5.19	$4.86	$0.33	$5.08	$0.11
Diluted	$5.11	$4.77	$0.34	$5.00	$0.11
Cash dividends declared and paid per share	$2.18	$1.93	$0.25	$2.18	$—
Supplemental information:

AUM (end of period)	$4,645,412	$4,651,895	($6,483)	$4,505,721	$139,691
Shares outstanding (end of period)	165,596,139	166,921,863	(1,325,724)	166,057,085	(460,946)
GAAP:
Operating margin	39.7%	41.1%	(140 bps )	42.0%	(230 bps )
Effective tax rate	24.5%	25.5%	(100 bps )	28.8%	(430 bps )
As adjusted:
Operating income (1)	$1,143	$1,154	($11)	$1,227	($84)
Operating margin (1)	41.6%	43.6%	(200 bps )	43.9%	(230 bps )
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$1	($54)	$55	($32)	$33
Net income attributable to BlackRock, Inc. (3)	$801	$821	($20)	$844	($43)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$4.75	$4.82	($0.07)	$5.00	($0.25)
Effective tax rate	30.0%	25.4%	460 bps	29.3%	70 bps

See pages 12 -14 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended December 31,
	2015	2014	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$9,840	$9,589	$251
Investment advisory performance fees	621	550	71
BlackRock Solutions and advisory	646	635	11
Distribution fees	55	70	(15)
Other revenue	239	237	2

Total revenue	11,401	11,081	320

Expense
Employee compensation and benefits	4,005	3,829	176
Distribution and servicing costs	409	364	45
Amortization of deferred sales commissions	48	56	(8)
Direct fund expense	767	748	19
General and administration	1,380	1,453	(73)
Amortization of intangible assets	128	157	(29)

Total expense	6,737	6,607	130

Operating income	4,664	4,474	190

Nonoperating income (expense)
Net gain (loss) on investments	58	165	(107)
Net gain (loss) on consolidated variable interest entities	58	(41)	99
Interest and dividend income	26	29	(3)
Interest expense	(204)	(232)	28

Total nonoperating income (expense)	(62)	(79)	17

Income before income taxes	4,602	4,395	207
Income tax expense	1,250	1,131	119

Net income	3,352	3,264	88
Less:
Net income (loss) attributable to noncontrolling interests	7	(30)	37

Net income attributable to BlackRock, Inc.	$3,345	$3,294	$51

Weighted-average common shares outstanding
Basic	166,390,009	168,225,154	(1,835,145)
Diluted	169,038,571	171,112,261	(2,073,690)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$20.10	$19.58	$0.52
Diluted	$19.79	$19.25	$0.54
Cash dividends declared and paid per share	$8.72	$7.72	$1.00

Supplemental information:

AUM (end of period)	$4,645,412	$4,651,895	($6,483)
Shares outstanding (end of period)	165,596,139	166,921,863	(1,325,724)
GAAP:
Operating margin	40.9%	40.4%	50 bps
Effective tax rate	27.2%	25.6%	160 bps
As adjusted:
Operating income (1)	$4,695	$4,563	$132
Operating margin (1)	42.9%	42.9%	— bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	($70)	($56)	($14)
Net income attributable to BlackRock, Inc. (3)	$3,313	$3,310	$3
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$19.60	$19.34	$0.26
Effective tax rate	28.4%	26.6%	180 bps

See pages 12 -14 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	September 30, 2015	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	December 31, 2015	Average AUM (3)
Retail:
Equity	$184,265	$6,728	$—	$4,273	($1,511)	$193,755	$193,428
Fixed income	210,605	3,936	—	(1,174)	(714)	212,653	212,202
Multi-asset	120,486	(3,603)	—	(1,771)	(208)	114,904	118,154
Alternatives	19,852	(78)	—	(222)	(142)	19,410	19,809

Retail subtotal	535,208	6,983	—	1,106	(2,575)	540,722	543,593
iShares:
Equity	748,458	47,560	—	30,361	(3,223)	823,156	801,832
Fixed income	246,712	11,939	—	(2,785)	(1,676)	254,190	252,923
Multi-asset	1,808	917	—	11	(6)	2,730	2,129
Alternatives	13,515	(193)	—	(798)	(39)	12,485	13,259

iShares subtotal	1,010,493	60,223	—	26,789	(4,944)	1,092,561	1,070,143
Institutional:
Active:
Equity	116,718	224	—	5,766	(1,266)	121,442	121,509
Fixed income	522,509	(3,385)	—	(2,109)	(2,587)	514,428	522,689
Multi-asset	245,776	3,048	366	6,322	(3,068)	252,444	254,124
Alternatives	74,351	534	560	(186)	(318)	74,941	74,811

Active subtotal	959,354	421	926	9,793	(7,239)	963,255	973,133
Index:
Equity	1,223,796	(1,047)	—	69,456	(6,786)	1,285,419	1,282,598
Fixed income	465,811	(12,332)	—	(5,314)	(7,068)	441,097	460,188
Multi-asset	6,931	(584)	—	(12)	(77)	6,258	6,625
Alternatives	6,201	201	—	(322)	(77)	6,003	6,183

Index subtotal	1,702,739	(13,762)	—	63,808	(14,008)	1,738,777	1,755,594

Institutional subtotal	2,662,093	(13,341)	926	73,601	(21,247)	2,702,032	2,728,727

Long-term	4,207,794	53,865	926	101,496	(28,766)	4,335,315	$4,342,463

Cash management	285,692	15,767	—	(177)	(1,398)	299,884
Advisory (4)	12,235	(1,747)	—	(4)	(271)	10,213

Total	$4,505,721	$67,885	$926	$101,315	($30,435)	$4,645,412

Current Quarter Component Changes by Product (Long-term)

	September 30, 2015	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	December 31, 2015	Average AUM (3)
Equity:
Active	$270,423	$4,867	$—	$8,331	($2,302)	$281,319	$281,868
iShares	748,458	47,560	—	30,361	(3,223)	823,156	801,832
Non-ETF index	1,254,356	1,038	—	71,164	(7,261)	1,319,297	1,315,667

Equity subtotal	2,273,237	53,465	—	109,856	(12,786)	2,423,772	2,399,367
Fixed income:
Active	725,802	232	—	(3,258)	(3,123)	719,653	727,425
iShares	246,712	11,939	—	(2,785)	(1,676)	254,190	252,923
Non-ETF index	473,123	(12,013)	—	(5,339)	(7,246)	448,525	467,654

Fixed income subtotal	1,445,637	158	—	(11,382)	(12,045)	1,422,368	1,448,002
Multi-asset	375,001	(222)	366	4,550	(3,359)	376,336	381,032
Alternatives:
Core	91,358	957	560	(356)	(434)	92,085	91,932
Currency and commodities (5)	22,561	(493)	—	(1,172)	(142)	20,754	22,130

Alternatives subtotal	113,919	464	560	(1,528)	(576)	112,839	114,062

Long-term	$4,207,794	$53,865	$926	$101,496	($28,766)	$4,335,315	$4,342,463

Current Quarter Component Changes by Investment Style (Long-term)

	September 30, 2015	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	December 31, 2015	Average AUM (3)
Active	$1,456,692	$4,999	$926	$9,216	($9,161)	$1,462,672	$1,476,191
Index & iShares	2,751,102	48,866	—	92,280	(19,605)	2,872,643	2,866,272

Long-term	$4,207,794	$53,865	$926	$101,496	($28,766)	$4,335,315	$4,342,463

(1)	Amounts represent $560 million of AUM acquired in the Infraestructura Institucional acquisition in October 2015 and $366 million of AUM acquired in the FutureAdvisor acquisition in October 2015. The FutureAdvisor acquisition amount does not include previously existing iShares holdings.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	December 31, 2014	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	December 31, 2015	Average AUM (3)
Retail:
Equity	$200,445	$8,543	$—	($10,040)	($5,193)	$193,755	$199,474
Fixed income	189,820	31,114	—	(5,691)	(2,590)	212,653	205,919
Multi-asset	125,341	(1,346)	—	(8,106)	(985)	114,904	124,988
Alternatives	18,723	162	1,293	(177)	(591)	19,410	19,351

Retail subtotal	534,329	38,473	1,293	(24,014)	(9,359)	540,722	549,732
iShares:
Equity	790,067	78,408	—	(32,349)	(12,970)	823,156	810,836
Fixed income	217,671	50,309	—	(7,508)	(6,282)	254,190	239,164
Multi-asset	1,773	1,074	—	(90)	(27)	2,730	1,924
Alternatives	14,717	61	—	(2,160)	(133)	12,485	14,268

iShares subtotal	1,024,228	129,852	—	(42,107)	(19,412)	1,092,561	1,066,192
Institutional:
Active:
Equity	125,143	(462)	—	960	(4,199)	121,442	125,410
Fixed income	518,590	5,690	—	(1,220)	(8,632)	514,428	523,536
Multi-asset	242,913	18,448	366	1,072	(10,355)	252,444	254,812
Alternatives	72,514	3,109	560	(175)	(1,067)	74,941	73,683

Active subtotal	959,160	26,785	926	637	(24,253)	963,255	977,441
Index:
Equity	1,335,456	(33,711)	—	6,157	(22,483)	1,285,419	1,333,159
Fixed income	467,572	(10,169)	—	2,317	(18,623)	441,097	466,494
Multi-asset	7,810	(1,009)	—	(289)	(254)	6,258	7,305
Alternatives	5,286	1,793	—	(924)	(152)	6,003	5,907

Index subtotal	1,816,124	(43,096)	—	7,261	(41,512)	1,738,777	1,812,865

Institutional subtotal	2,775,284	(16,311)	926	7,898	(65,765)	2,702,032	2,790,306

Long-term	4,333,841	152,014	2,219	(58,223)	(94,536)	4,335,315	$4,406,230

Cash management	296,353	7,510	—	267	(4,246)	299,884
Advisory (4)	21,701	(9,629)	—	461	(2,320)	10,213

Total	$4,651,895	$149,895	$2,219	($57,495)	($101,102)	$4,645,412

Year-over-Year Component Changes by Product (Long-term)

	December 31, 2014	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	December 31, 2015	Average AUM (3)
Equity:
Active	$292,802	$4,210	$—	($7,738)	($7,955)	$281,319	$292,204
iShares	790,067	78,408	—	(32,349)	(12,970)	823,156	810,836
Non-ETF index	1,368,242	(29,840)	—	4,815	(23,920)	1,319,297	1,365,839

Equity subtotal	2,451,111	52,778	—	(35,272)	(44,845)	2,423,772	2,468,879
Fixed income:
Active	701,324	35,928	—	(6,907)	(10,692)	719,653	722,023
iShares	217,671	50,309	—	(7,508)	(6,282)	254,190	239,164
Non-ETF index	474,658	(9,293)	—	2,313	(19,153)	448,525	473,926

Fixed income subtotal	1,393,653	76,944	—	(12,102)	(36,127)	1,422,368	1,435,113
Multi-asset	377,837	17,167	366	(7,413)	(11,621)	376,336	389,029
Alternatives:
Core	88,006	4,080	1,853	(213)	(1,641)	92,085	90,077
Currency and commodities (5)	23,234	1,045	—	(3,223)	(302)	20,754	23,132

Alternatives subtotal	111,240	5,125	1,853	(3,436)	(1,943)	112,839	113,209

Long-term	$4,333,841	$152,014	$2,219	($58,223)	($94,536)	$4,335,315	$4,406,230

Year-over-Year Component Changes by Investment Style (Long-term)

	December 31, 2014	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	December 31, 2015	Average AUM (3)
Active	$1,453,613	$60,510	$2,219	($22,026)	($31,644)	$1,462,672	$1,487,060
Index & iShares	2,880,228	91,504	—	(36,197)	(62,892)	2,872,643	2,919,170

Long-term	$4,333,841	$152,014	$2,219	($58,223)	($94,536)	$4,335,315	$4,406,230

(1)	Amounts represent $1.3 billion of AUM acquired in the acquisition of certain assets of BlackRock Kelso Capital Advisors LLC in March 2015, $560 million of AUM acquired in the Infraestructura Institucional acquisition in October 2015 and $366 million of AUM acquired in the FutureAdvisor acquisition in October 2015. The FutureAdvisor acquisition amount does not include previously existing iShares holdings.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

SUMMARY OF REVENUE

	Three Months Ended December 31,		Change	Three Months Ended September 30, 2015	Change	Year Ended December 31,
(in millions), (unaudited)	2015	2014				2015	2014	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$413	$428	($15)	$427	($14)	$1,709	$1,844	($135)
iShares	666	686	(20)	673	(7)	2,751	2,705	46
Non-ETF Index	169	168	1	158	11	680	677	3

Equity subtotal	1,248	1,282	(34)	1,258	(10)	5,140	5,226	(86)
Fixed income:
Active	404	367	37	402	2	1,566	1,396	170
iShares	147	126	21	139	8	554	484	70
Non-ETF Index	72	65	7	70	2	282	260	22

Fixed income subtotal	623	558	65	611	12	2,402	2,140	262
Multi-asset	311	303	8	322	(11)	1,253	1,204	49
Alternatives:
Core	172	159	13	166	6	653	638	15
Currency and commodities	17	21	(4)	18	(1)	73	89	(16)

Alternatives subtotal	189	180	9	184	5	726	727	(1)

Long-term	2,371	2,323	48	2,375	(4)	9,521	9,297	224
Cash management	89	73	16	81	8	319	292	27

Total base fees	2,460	2,396	64	2,456	4	9,840	9,589	251
Investment advisory performance fees:
Equity	84	50	34	23	61	205	111	94
Fixed income	16	12	4	3	13	26	31	(5)
Multi-asset	15	11	4	3	12	34	32	2
Alternatives	54	71	(17)	179	(125)	356	376	(20)

Total performance fees	169	144	25	208	(39)	621	550	71

BlackRock Solutions and advisory	171	170	1	167	4	646	635	11
Distribution fees	11	16	(5)	14	(3)	55	70	(15)
Other revenue	52	58	(6)	65	(13)	239	237	2

Total revenue	$2,863	$2,784	$79	$2,910	($47)	$11,401	$11,081	$320

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $64 million from the fourth quarter of 2014, primarily due to higher long-term average AUM and increased securities lending revenue. Securities lending revenue of $137 million in the current quarter increased $20 million from the fourth quarter of 2014, primarily reflecting an increase in average balances of securities on loan.

Investment advisory, administration fees and securities lending revenue increased $4 million from the third quarter of 2015, primarily due to increased securities lending revenue. Securities lending revenue increased $22 million from the third quarter of 2015, primarily reflecting higher lending spreads and higher average balances of securities on loan.

•	Performance fees increased $25 million from the fourth quarter of 2014, primarily reflecting higher fees from equity products.

Performance fees decreased $39 million from the third quarter of 2015, primarily due to the impact of strong performance from a single hedge fund with an annual performance measurement period that ended in the third quarter of 2015.

•	BlackRock Solutions® and advisory revenue increased $1 million from the fourth quarter of 2014 and $4 million from the third quarter of 2015. BlackRock Solutions and advisory revenue included $138 million of Aladdin® revenue in the current quarter compared with $127 million in the fourth quarter of 2014 and $135 million in the third quarter of 2015.

SUMMARY OF OPERATING EXPENSE

	Three Months Ended December 31,			Three Months Ended September 30, 2015		Year Ended December 31,
(in millions), (unaudited)	2015	2014	Change		Change	2015	2014	Change
Operating Expense
Employee compensation and benefits	$989	$926	$63	$1,023	($34)	$4,005	$3,829	$176
Distribution and servicing costs	103	96	7	102	1	409	364	45
Amortization of deferred sales commissions	11	13	(2)	12	(1)	48	56	(8)
Direct fund expense	189	183	6	198	(9)	767	748	19
General and administration	410	387	23	319	91	1,380	1,453	(73)
Amortization of intangible assets	24	35	(11)	34	(10)	128	157	(29)

Total Operating Expense	$1,726	$1,640	$86	$1,688	$38	$6,737	$6,607	$130

Highlights

•	Employee compensation and benefits increased $63 million from the fourth quarter of 2014, reflecting higher headcount, higher deferred compensation expense and higher performance fees, partially offset by the impact of foreign exchange movements.

Employee compensation and benefits decreased $34 million from the third quarter of 2015, reflecting lower incentive compensation driven by lower operating income and lower performance fees.

•	General and administration expense increased $23 million from the fourth quarter of 2014, reflecting $23 million of transaction-related expense and higher technology expense. The increase was partially offset by lower foreign exchange remeasurement expense in the current quarter and closed-end fund launch costs incurred in the fourth quarter of 2014.

General and administration expense increased $91 million from the third quarter of 2015, primarily reflecting seasonally higher marketing and promotional expense, $23 million of transaction-related expense, higher technology expense and higher foreign exchange remeasurement expense in the current quarter.

INCOME TAX EXPENSE

	Three Months Ended December 31,			Three Months Ended September 30, 2015		Year Ended December 31,
(in millions), (unaudited)	2015	2014	Change		Change	2015	2014	Change
Income tax expense	$279	$278	$1	$342	($63)	$1,250	$1,131	$119

Highlights

•	The fourth quarter 2015 income tax expense included a $64 million noncash benefit, primarily related to the revaluation of certain deferred income tax liabilities, including the effect of tax legislation enacted in the United Kingdom.

The fourth quarter 2014 income tax expense benefited from $39 million of nonrecurring items.

The third quarter 2015 income tax expense included a $6 million noncash tax benefit, primarily associated with the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

	Three Months Ended December 31,			Three Months Ended September 30,		Year Ended December 31,
(in millions), (unaudited)	2015	2014	Change	2015	Change	2015	2014	Change
Nonoperating income (expense), GAAP basis	$11	($60)	$71	($48)	$59	($62)	($79)	$17
Less: Net income (loss) attributable to NCI	8	(7)	15	(11)	19	7	(30)	37

Nonoperating income (expense)(1)	$3	($53)	$56	($37)	$40	($69)	($49)	($20)

(in millions), (unaudited)	Estimated economic investments at December 31, 2015(3)	Three Months Ended December 31,			Three Months Ended September 30,		Year Ended December 31,
		2015	2014	Change	2015	Change	2015	2014	Change
Net gain (loss) on investments(1) (2)
Private equity	20-25%	$36	$3	$33	$25	$11	$71	$69	$2
Real estate	5-10%	3	3	—	5	(2)	12	16	(4)
Other alternatives(4)	15-20%	4	(5)	9	(10)	14	(2)	55	(57)
Other investments(5)	50-55%	3	(3)	6	(14)	17	(19)	7	(26)

Subtotal		46	(2)	48	6	40	62	147	(85)
Other gains(6)		1	—	1	—	1	46	—	46
Investments related to deferred compensation plans		2	1	1	(5)	7	1	7	(6)

Total net gain (loss) on investments(1)		49	(1)	50	1	48	109	154	(45)
Interest and dividend income		5	6	(1)	12	(7)	26	29	(3)
Interest expense		(51)	(58)	7	(50)	(1)	(204)	(232)	28

Net interest expense		(46)	(52)	6	(38)	(8)	(178)	(203)	25

Total nonoperating income (expense)(1)		3	(53)	56	(37)	40	(69)	(49)	(20)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		(2)	(1)	(1)	5	(7)	(1)	(7)	6

Nonoperating income (expense), as adjusted(1)		$1	($54)	$55	($32)	$33	($70)	($56)	($14)

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Amounts include net gain (loss) on consolidated variable interest entities.
(3)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at December 31, 2015. Economic investment amounts at September 30, 2015 for private equity, real estate, other alternatives and other investments were $370 million, $96 million, $231 million and $805 million, respectively. See the 2015 third quarter Form 10-Q for more information.
(4)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions. The prior year also included net gains related to opportunistic credit strategies.
(5)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.
(6)	The December 31, 2015 year end amount primarily includes a gain related to the acquisition of certain assets of BlackRock Kelso Capital Advisors LLC.

Highlights

•	Net gain on investments increased $50 million from the fourth quarter of 2014 and $48 million from the third quarter of 2015, primarily driven by a $35 million unrealized gain on a strategic private equity investment.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

(in billions), (unaudited)	December 31, 2015 (Est.)	December 31, 2014

Total balance sheet assets	$225	$240
Separate account assets and separate account collateral held under securities lending agreements	(182)	(195)
Consolidated variable interest entities / voting rights entities	(1)	(4)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$12	$11

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,
(in millions), (unaudited)	2015	2014	2015	2015	2014
Operating income, GAAP basis	$1,137	$1,144	$1,222	$4,664	$4,474
Non-GAAP expense adjustments:
Reduction of indemnification asset	—	—	—	—	50
PNC LTIP funding obligation	4	9	10	30	32
Compensation expense related to appreciation (depreciation) on deferred compensation plans	2	1	(5)	1	7

Operating income, as adjusted	1,143	1,154	1,227	4,695	4,563
Product launch costs and commissions	—	11	—	5	11

Operating income used for operating margin measurement	$1,143	$1,165	$1,227	$4,700	$4,574

Revenue, GAAP basis	$2,863	$2,784	$2,910	$11,401	$11,081
Non-GAAP adjustments:
Distribution and servicing costs	(103)	(96)	(102)	(409)	(364)
Amortization of deferred sales commissions	(11)	(13)	(12)	(48)	(56)

Revenue used for operating margin measurement	$2,749	$2,675	$2,796	$10,944	$10,661

Operating margin, GAAP basis	39.7%	41.1%	42.0%	40.9%	40.4%

Operating margin, as adjusted	41.6%	43.6%	43.9%	42.9%	42.9%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2015	2014	2015	2015	2014
Nonoperating income (expense), GAAP basis	$11	($60)	($48)	($62)	($79)
Less: Net income (loss) attributable to NCI	8	(7)	(11)	7	(30)

Nonoperating income (expense), net of NCI	3	(53)	(37)	(69)	(49)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(2)	(1)	5	(1)	(7)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$1	($54)	($32)	($70)	($56)

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 13 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2015	2014	2015	2015	2014
Net income attributable to BlackRock, Inc., GAAP basis	$861	$813	$843	$3,345	$3,294
Non-GAAP adjustments:
PNC LTIP funding obligation, net of tax	4	8	7	22	25
Income tax matters	(64)	—	(6)	(54)	(9)

Net income attributable to BlackRock, Inc., as adjusted	$801	$821	$844	$3,313	$3,310

Diluted weighted-average common shares outstanding(4)	168.6	170.4	168.7	169.0	171.1
Diluted earnings per common share, GAAP basis(4)	$5.11	$4.77	$5.00	$19.79	$19.25
Diluted earnings per common share, as adjusted(4)	$4.75	$4.82	$5.00	$19.60	$19.34

See notes (3) and (4) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense). The year ended December 31, 2014 non-GAAP expense adjustments also included a $50 million general and administration expense due to the reduction of an indemnification asset. The $50 million general and administration expense and the offsetting $50 million tax benefit have been excluded from as adjusted results as there is no impact on BlackRock’s book value.

•	Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

(3) Net income attributable to BlackRock, Inc., as adjusted: See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation.

For each period presented, the non-GAAP adjustment related to the PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The year ended December 31, 2015 and 2014 reflected the revaluation of deferred income tax liabilities related to intangible assets and goodwill. The year ended December 31, 2015 included a $54 million noncash benefit, primarily associated with the revaluation of certain deferred income tax liabilities. The year ended December 31, 2014 included a $32 million noncash tax benefit and a $23 million noncash tax expense both arising primarily from state and local income tax changes. Such amounts for 2015 and 2014 have been excluded from the as adjusted results as they will not have a cash flow impact and to ensure comparability among periods presented.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2015 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2015. The performance data does not include accounts terminated prior to December 31, 2015 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2015 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.